THE BANK OF NEW YORK

101 Barclay Street

New York, New York 10286

January 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Attn.: Document Control

Re:

Depositary Shares Evidenced by American Depositary Receipts for Common Stock of par value of 50,000 Yen each of Japan Telecom Holdings Co., Ltd.

(F-6 file No. 333-84744)

Dear Sir/Madam:

Pursuant to rule 424(b) (3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts are to be issued, we enclose the revised prospectus (the "Prospectus”) for Japan Telecom Holdings Co., Ltd.   As required by Rule 424(e) the upper right hand corner of the prospectus has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the form F-6 Registration Statement, the Prospectus consists of the form of receipt for Japan Telecom Holdings Co., Ltd. which was previously filed as Exhibit 1 to F-6 Registration # 333-84744.

Due to a corporate name change of Japan Telecom Holdings Co., Ltd, the Prospectus has been revised to read the company’s new name:  Vodafone Holdings K.K.

Please contact me, or in my absence Cristina Cobb at (212) 635-1507, with any comments or questions.

Very Truly Yours

/s/ Victor Francis

Victor Francis

Vice President

Depositary Receipts Division

212-815-2187 Tel. #

212-571-3050 Fax #

Enclosure